Exhibit 10.3

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is made effective as of July 31, 2017 (the “First Amendment Date”) and made, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and CERUS CORPORATION, a Delaware corporation with offices located at 2550 Stanwell Drive, Concord, CA  94520 (“Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of date hereof (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 2.2(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)Availability.  (i) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate amount of Thirty Million Dollars ($30,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”).  After repayment, no Term A Loan may be re‑borrowed.  Subject to the terms and conditions of the Original Agreement, the Lenders, severally and not jointly, loaned to Borrower advances according to each Lender’s Term Loan Commitment (as defined in the Original Agreement) as set forth on Schedule 1.1 of the Original Agreement (such term loans referred to singly as “Original Term Loan”, and collectively as “Original Term Loans”), of which an aggregate principal amount of Seventeen Million Six Hundred Thirty Thousand Five Hundred Nine Dollars and Forty Four cents ($17,630,509.44) remains outstanding on the date hereof and shall, as of the Effective Date, be governed by the terms and provisions of  this Agreement.  The Original Term Loans are evidenced by, among other things, : (1) that certain Term A Loan – Note No. 1, issued on June 30, 2014 (“Original Note 1”) in the original principal amount of Five Million Dollars ($5,000,000.00), of which Four Million Four Hundred Seven Thousand Four Hundred Forty Eight Dollars Thirty cents ($4,407,448.30) of principal amount remain outstanding; (2) that certain Term A Loan – Note No. 2, issued on June 30, 2014 (“Original Note 2”) in the original principal amount of Five Million Dollars ($5,000,000.00), of which Four Million Four Hundred Seven Thousand Four Hundred Forty Eight Dollars Thirty cents ($4,407,448.30) of principal amount remain outstanding; (3) that certain Term B Loan – Note 1, issued on June 15, 2015 (“Original Note 3”) in the original principal amount of Five Million Dollars ($5,000,000.00), of which Four Million Four Hundred Seven Thousand Eight Hundred  Six Dollars Forty Two cents ($4,407,806.42) of principal amount remain outstanding; and (4) that certain Term B Loan – Note 2, issued on June 15, 2015 (“Original Note 4,” and together with Original Note 1, Original Note 2 and Original Note 3, the “Original Notes”) in the original principal amount of Five Million Dollars ($5,000,000.00), of which Four Million Four Hundred Seven Thousand Eight Hundred  Six Dollars Forty Two cents ($4,407,806.42) of principal amount remain outstanding.  Each Original Note shall be amended and restated on the Effective Date and as amended and restated shall represent, effective as of the Effective Date, the respective principal amount of the Original Term Loans outstanding that is evidenced by such Original Note and set forth above as equivalent principal amount of the Term A Loans being issued hereunder and shall be governed in all respects by the terms of this Agreement.  The balance of the aggregate principal amount of the Term A Loans shall be evidenced by Secured Promissory Notes issued hereunder.

3.	Footnote 1 on the Schedule 1.1 to the Loan Agreement is hereby amended and restated in its entirety as follows:

Oxford provided terms loans earlier to Borrower, an aggregated principal amount of $17,630,509.44 of which is outstanding immediately prior to the Effective Date.  Such aggregate principal amount shall convert to Term A Loans hereunder and will be evidenced by Amended and Restated Promissory Notes showing applicable principal balances as of July 31, 2017.  New Secured Promissory Notes evidencing the Term A Loans hereunder shall be issued on the Effective Date in the respective amounts of $7,000,000.00 and $5,369,490.56.

4.	Limitation of Amendment.

a.

The amendments set forth in Sections 2 through 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.

This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

b.

The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; and

c.

This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.

Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

7.

This Amendment shall be deemed effective as of the First Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited from any of Borrower’s accounts.

8.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

9.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed effective as of the date first set forth above.

BORROWER:

CERUS CORPORATION

By /s/ Kevin D. Green
Name: Kevin D. Green
Title: VP, Finance and CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

[Signature page to First Amendment to Loan and Security Agreement]